Exhibit 10.74

FIRST AMENDMENT TO SALE AND SERVICING AGREEMENT

THIS FIRST AMENDMENT TO THE SALE AND SERVICING AGREEMENT, dated as of May     , 2005 (this “Amendment”), is entered into by and among MCG Commercial Loan Funding Trust, as the seller (in such capacity, the “Seller”), MCG Capital Corporation, as the originator (in such capacity, the “Originator”) and as the servicer (in such capacity, the “Servicer”), Three Pillars Funding LLC, as a purchaser (“Three Pillars”), SunTrust Capital Markets, Inc., as the administrative agent (in such capacity, the “Administrative Agent”), and Wells Fargo Bank, National Association, as the backup servicer (in such capacity, the “Backup Servicer”) and as trustee (in such capacity, the “Trustee”).

RECITALS

1. The Seller, the Originator, the Servicer, Three Pillars, the Administrative Agent, the Backup Servicer and the Trustee are parties to the Sale and Servicing Agreement dated as of November 10, 2004 (the “Agreement”); and

2. Such parties hereto desire to amend the Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Certain Defined Terms. Capitalized terms that are used herein without definition and that are defined in the Agreement (including terms incorporated by reference in the Agreement) shall have the same meanings herein as therein defined.

2. Amendments to the Agreement. The Agreement is hereby amended as follows:

2.1 The following definitions in Section 1.1 of the Agreement are hereby amended in their entirety to read as follows:

“Minimum Pool Yield”: With respect to any Determination Date, the average of the Pool Yield for the related Collection Period plus the two immediately prior Collection Periods equal to 1.75%.

“Pool Yield”: As of any Determination Date, with respect to any Collection Period, the percentage equivalent of a fraction (a) the numerator of which is equal to (I) all Interest Collections on Loans included in the Aggregate Outstanding Loan Balance as of the first (1st) day of the Collection Period related to such Determination Date that are deposited into the Collection Account during such Collection Period minus (II) the Carrying Costs incurred during such Collection Period and (b) the denominator of which is equal to the Aggregate Outstanding Loan Balance as of the first (1st) day of such Collection Period.

“Specified Reserve Account Requirement”: For any Determination Date or Payment Date, the greater of (a) the product of (x) the Carrying Costs, as calculated for such Determination Date and (y) 2 and (b) $1,000,000.

2.2 The definition of “Pool Rate” in Section 1.1 of the Agreement is hereby deleted in its entirety.

2.3 Section 2.7(a)(5) of the Agreement is hereby amended to add the following parenthetical thereto: “(provided that the Overcollateralization Shortfall shall be calculated without giving effect to any amount on deposit in the Principal Collections Account to the extent such amounts are to be distributed on such Payment Date)”.

2.4 Section 2.7(a)(6) of the Agreement is hereby amended in its entirety to read as follows:

“(6) first, if any Required Equity Shortfall exists, the amount necessary to cure such Required Equity Shortfall, to the Excess Spread Account, for the payment thereof and second, to the Reserve Account, the amount (if any) equal to the lesser of the Scheduled Reserve Account Payment for such Payment Date and the excess of the Specified Reserve Account Requirement over the amount on deposit in the Reserve Account;”

2.5 Section 5.3(a) of the Agreement is hereby amended to replace the phrase “If at any time the Pool Yield is less than 3.00%” with the phrase “If at any time the average Pool Yield of the such Collection Period and the two immediately prior Collection Periods is less than 3.00%”.

2.6 Section 10.1(k) of the Agreement is hereby amended to replace the phrase “the Pool Yield” with the phrase “the average Pool Yield for any Collection Period and the two immediately prior Collection Periods”.

3. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

4. Conditions To Effectiveness. The effectiveness of the amendments in Section 2 hereof are subject to the condition precedent that each of the parties hereto shall have received counterparts of this Amendment, duly executed by all the parties hereto.

5. Ratification. All of the provisions of this Amendment are incorporated by reference into the Agreement, as if set forth in full therein. The Agreement, as amended hereby, remains in full force and effect. Any reference to the Agreement from and after the date hereof shall be deemed to refer to the Agreement as amended hereby. As amended, the Agreement is hereby ratified and reaffirmed by the parties hereto.

6. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

7. Governing Law. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

8. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

MCG COMMERCIAL LOAN FUNDING TRUST, as Seller

By: Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Jeanne M. Oller
Name: Jeanne M. Oller
Title: Senior Financial Services Officer

MCG CAPITAL CORPORATION, as Originator and as Servicer

By:	/s/ Michael R. McDonnell
Name: Michael R. McDonnell
Title: Chief Financial Officer

THREE PILLARS FUNDING LLC, as a Purchaser

By:	/s/ Doris J. Hearn
Name: Doris J. Hearn
Title: Vice President

SUNTRUST CAPITAL MARKETS, INC., as Administrative Agent

By:	/s/ Peter C. Vaky
Name: Peter C. Vaky
Title: Managing Director

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as Backup Servicer

By:	/s/ Cheryl Zimmerman
Name: Cheryl Zimmerman
Title: Assistant Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Cheryl Zimmerman
Name: Cheryl Zimmerman
Title: Assistant Vice President

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